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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

AHMED D. HUSSEIN MURRAY F. BRENNAN, M.D. PATRICK B. CLINE THOMAS R. DIBENEDETTO IAN A. GORDON JOHN MCDUFFIE JOHN MUELLER
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FOR IMMEDIATE RELEASE

AHMED D. HUSSEIN
FILES DEFINITIVE PROXY MATERIALS WITH SEC

Materials Urge Quality Systems, Inc. Shareholders to Vote
for Mr. Hussein's Nominees for Director

New York, NY – July 23, 2012 – Ahmed D. Hussein, who owns 15.7% of the common stock of Quality Systems, Inc. (the "Company") (NASDAQ: QSII) today announced that he has filed definitive proxy  materials with the Securities and Exchange Commission (SEC) for the Company's upcoming 2012 Annual Shareholders’ Meeting to be held on August 16, 2012.  Mr. Hussein also sent a letter to shareholders today seeking their support in the election of his seven nominees to the Board of Directors. The nominees include Murray F. Brennan, M.D., Patrick B. Cline, Thomas R. DiBenedetto, Ian A. Gordon, John "Mike" McDuffie, John "Jack" Mueller, and Mr. Hussein.

Mr. Hussein stated, "I am pleased that the highly qualified individuals named above, including the former President of the Company, Patrick Cline, have agreed to join me in seeking election to the Company's board of directors. I am confident that these nominees, who have substantial strategic, operational, financial and investment experience, will enthusiastically work with management in meeting the challenges ahead to help the Company achieve its full potential."

In the shareholder letter, Mr. Hussein also commented on the Company's loss of its contract with Health Management Associates, Inc. ("HMA"), and HMA's decision to enter into a partnership with one of the Company's competitors estimated to represent $20 to $30 million in annual revenue.  The letter notes that the Company's stock trading price fell nearly 8% to $23.97 the day of the HMA partnership announcement.

Mr. Hussein and his nominees intend to work with management to seek to maximize shareholder value through actions including the following:

● Support new cloud-based architecture and integrated inpatient/ambulatory products to better serve an increasingly integrated market and improve efficiency;

● Institute shareholder friendly corporate governance reforms to ensure transparency and accountability to all shareholders;

● Expand the Company's' focus on recurring revenue, including growth in consulting, revenue cycle management (RCM), and software-as-a-service models;

● Explore larger, accretive and strategic acquisitions; and

● Expand the Company's international footprint through strategic partnerships and retention of global marketing and delivery teams.

The definitive proxy statement and shareholder letter are posted at www.abetterqsii.com.  Shareholders are urged to read the materials, which contain important information.  Shareholders who wish to vote for Mr. Hussein's nominees should call AST Phoenix Advisors at (800) 581-4729.